Exhibit 5.29

Final Form

sixth AMENDMENT TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Sixth Amendment (this “Amendment”) to the Amended and Restated Registration Rights Agreement, dated July [●], 2021, is entered into by and among Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), Infrastructure and Energy Alternatives, LLC as a Holder, OT POF IEA Preferred B Aggregator L.P., as a Holder, Ares Special Situations Fund IV, L.P., as a Holder, and ASOF Holdings I, L.P., as a Holder, and amends, in accordance with Section 3.2 thereof, the Amended and Restated Registration Rights Agreement, dated March 26, 2018, as amended by the First Amendment thereto, dated June 6, 2018, the Second Amendment thereto, dated May 20, 2019, the Third Amendment thereto, dated August 30, 2019, the Fourth Amendment dated November 14, 2019 and the Fifth Amendment thereto, dated February 3, 2021 (the “Registration Rights Agreement”), by and among the Company, M III Sponsor I, LLC., a Delaware limited liability company, M III Sponsor I LP, a Delaware limited partnership, Seller, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Seller, Cantor Fitzgerald & Co., and the other persons from time to time party thereto. Terms used herein and not defined herein have the meanings set forth in the Registration Rights Agreement.

WHEREAS, the Company and the Holders of a majority of the Registrable Securities as of the date hereof wish to make certain modifications and amendments to the terms of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1.     Amendment

1.1       Section 1.1 of the Registration Rights Agreement is amended by adding, in the appropriate alphabetical order, the following definitions:

“2021 Equity Offering” means the “2021 Equity Offering,” as defined in the Transaction Agreement.

“Prepaid Warrants” means prepaid warrants to purchase shares of Common Stock to be issued and sold in the 2021 Equity Offering on the terms set forth in the Transaction Agreement.

“Transaction Agreement” means the transaction agreement by and among the Company, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., dated as of July [●], 2021.

1.2       Section 1.1 of the Registration Rights Agreement is amended by deleting the following definitions in their entirety and inserting the following new definitions in lieu thereof:

“Ares Registrable Securities” means

(i)	the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement from time to time and held by Ares Special Situations Fund IV, L.P. and its Permitted Transferees,

(ii)	the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the August Equity Commitment Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(iii)	the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Tranche 2 Equity Commitment Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(iv)	the shares of Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(v)	the shares of Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(vi)	the shares of Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock (including in accordance with the Transaction Agreement) held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P., and its Permitted Transferees,

(vii)	the shares of Common Stock issued by the Company in the 2021 Equity Offering as contemplated by the Transaction Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees (collectively, the “Transaction Shares”),

(viii)	the Prepaid Warrants issued by the Company in the 2021 Equity Offering as contemplated by the Transaction Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(ix)	the shares of Common Stock issuable upon exercise of the Prepaid Warrants (either before or after such exercise of the Prepaid Warrants) issued by the Company in the 2021 Equity Offering as contemplated by the Transaction Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(x)	any shares of Common Stock currently held of record on the date hereof by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees,

(xi)	all other shares of Common Stock acquired after the date hereof by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees or their affiliated funds, investment vehicles, co-investment vehicles and managed accounts, and

(xii)	all other securities issued in respect of such shares of Common Stock or into which such Common Stock is later reclassified.

1.3       The Registration Rights Agreement is hereby amended by adding Section 2.2(g) below:

(g)        Agreement to Register Transaction Shares and Prepaid Warrants. The Company shall use its commercially reasonable efforts to file a Registration Statement to effect the registration under the Securities Act pursuant to Section 2.2(e) of this Agreement of the offer and sale (on a delayed or continuous basis under Rule 415 under the Securities Act and any other applicable SEC Guidance) of the (i) Transaction Shares, (ii) capital stock (iii) the Prepaid Warrants, and (iv) the shares of Common Stock issuable upon exercise of the Prepaid Warrants under the Securities Act and applicable state securities laws under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance) (the “Transaction Ares Registration Statement”). The Company shall use commercially reasonable efforts (i) to file the Transaction Ares Registration Statement not later than the close of the first Business Day after the expiration of the lock-up agreement applicable to the Ares Parties imposed by the underwriters in connection with the 2021 Equity Offering, (ii) to cause such Transaction Ares Registration Statement to be declared effective as soon as practicable thereafter and (iii) to keep such Transaction Ares Registration Statement effective for so long as is necessary to permit the disposition of the Transaction Shares, the Capital Stock, the Prepaid Warrants, and the Common Stock issuable upon exercise of the Prepaid Warrants. The “Plan of Distribution” section of such Transaction Ares Registration Statement shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of the Transaction Shares, the Capital Stock, the Prepaid Warrants and the Common Stock issuable upon exercise of the Prepaid Warrants, including Alternative Transactions. Upon the effectiveness of the Transaction Ares Registration Statement, the Transaction Shares, the Capital Stock, the Prepaid Warrants and the Common Stock issuable upon exercise of the Prepaid Warrants shall be Shelf Registered Securities for purposes of this Agreement.

Section 2.     Miscellaneous.

2.1       THIS AMENDMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE PURVIEW OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.

2.2       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

2.3       TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

2.4       Headings. The section headings of this Amendment are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Amendment.

2.5       Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute one agreement. Execution and delivery of this Amendment by exchange of electronically transmitted counterparts bearing the signature of a party hereto will be equally as effective as delivery of a manually executed counterpart of such party hereto. This Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract will raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

Section 3.    Continuing Effect.

Except as provided herein, the provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with the terms thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Sixth Amendment on the date first written above.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(F/K/A M III ACQUISITION CORP.) , as the Company

By:
Name:
Title:

[Signature Page to Sixth Amendment to Amended and Restated Registration Rights Agreement]

Ares Special Situations Fund IV, L.P.,

By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Sixth Amendment to Amended and Restated Registration Rights Agreement]

ASOF HOLDINGS I, L.P.

By: ASOF Management, L.P., its general partner
By: ASOF Management GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Sixth Amendment to Amended and Restated Registration Rights Agreement]